FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUL 18 1996
No. C 4139-96
/s/ Dean Heller
Dean Heller, Secretary of State

                      ARTICLES OF MERGER FOR
               SILVER STRIKE MINING COMPANY, INC.
                       A NEVADA CORPORATION

    Pursuant to the provision of Section 78.458 of the Nevada Revised Statutes, Silver Strike Mining Company, Inc., a Nevada corporation (the "Corporation") hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Silver Strike Mining Company, Inc., an Idaho corporation ("Silver Strike"), with and into the Corporation:

        FIRST:    The name and place of incorporation of each corporation
which is a party to this merger is as follows:

        NAME                    PLACE OF INCORPORATION

    Silver Strike Mining
    Company, Inc.                        Idaho

    Silver Strike Mining
    Company, Inc.                        Nevada
    (Surviving Company)

        SECOND:    The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and Silver Strike Mining Company, Inc. has been adopted by the Board of Directors of the Corporation and Silver Strike Mining Company, Inc.

        THIRD        The approval of the Shareholders of the Corporation and
Silver Strike Mining Company, Inc. was required to effectuate the merger. The number of shares of stock outstanding in each of the corporation (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                Type of Shares        Number of Shares Outstanding
--------------------  ---------------       ----------------------------
Silver Strike Mining
Company, Inc., an
Idaho corporation        Common                3,300,000

Silver Strike Mining
Company, Inc., a
Nevada corporation       Common                      100
(Surviving Company)

    The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                Type of Shares        For        Against
------                --------------        ----       --------
Silver Strike Mining
Company, Inc., an
Idaho corporation        Common            2,062,067        0

Silver Strike Mining
Company, Inc., an
Nevada corporation       Common                  100        0

        FOURTH:    The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

        FIFTH:    Following adoption of the merger amendments to the Articles of Incorporation of the surviving company was filed to conform with the Agreement and Plan of Merger.

        SIXTH:    The complete executed Plan is on file at the registered
office or other place of business of the Corporation.

        SEVENTH:    A copy of the Plan will be furnished by the Corporation,
on request and without cost, to any Shareholder of either corporation which is a party to the merger.

        EIGHTH:    The effective date of the merger is when filed with the
State of Nevada.

    DATED this 17 day of July, 1996.



                                Silver Strike Mining Company, Inc.
                                a Nevada corporation


                                 /s/ Martin Goicoechea
                                ______________________________
                                Martin Goicoechea, President

State of Wyoming           )
                           ) ss.
County of Sweetwater       )

    On this 17 day of July, 1996, personally appeared before me Martin Goicoechea, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that he is the President of Silver Strike Mining Company, Inc., a Nevada corporation and that said document was signed by him in behalf of said corporation by authority of its bylaws, and said Martin Goicoechea acknowledged to me that said corporation executed the same.

                                 /s/ Emily Hamm
                                ______________________________
                                   Notary Public
ATTEST BY:






/s/ Anita Patterson                  <Notary Seal of Emily Hamm
_____________________________         Appears here: for State of Wyoming
   Anita Patterson, Secretary         County of Sweetwater
                                      Commission Expires July 20, 1996>

State of Utah            )
                         )ss.
County of Salt Lake      )

    On this 15 day of July, 1996, personally appeared before me Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that she is the Secretary of Silver Strike Mining Company, Inc., a Nevada corporation and that said document was signed by her in behalf of said corporation by authority of its bylaws, and said Anita Patterson acknowledged to me that said corporation executed the same.


<Notary Stamp of:               /s/ Virginia M Davis
Virginia M. Davis               ______________________________
Gerald M. Conder                Notary Public
466 South 500 East
Salt Lake City, UT 84102
My Commission Expires
November 18, 1999
State of Utah>

    DATED this 17 day of July, 1996.

                                Silver Strike Mining Company, Inc.
                                an Idaho corporation


                                /s/ Martin Goicoechea
                                ______________________________
                                Martin Goicoechea, President

State of Wyoming        )
                        )ss.
County of Sweetwater    )

    On this 17 day of July, 1996, personally appeared before me Martin Goicoechea, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that he is the President of Silver Strike Mining Company, Inc., an Idaho corporation and that said document was signed by him in behalf of said corporation by authority of its bylaws, and said Martin Goicoechea acknowledged to me that said corporation executed the same.
                                     /s/ Emily Hamm
                                    ________________________
                                    Notary Public
ATTEST BY:

Anita Patterson
____________________________
Anita Patterson, Secretary
                                       <Notary Seal of Emily Hamm appear here>



State of Utah            )
                         )ss
County of Salt Lake      )

    On this 15th day of July, 1996, personally appeared before me Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that she is the Secretary of Silver Strike Mining Company, Inc., an Idaho corporation and that said document was signed by her in behalf of said corporation by authority of its bylaws, and said Anita Patterson acknowledged to me that said corporation executed the same.
                                    /s/ Virginia M. Davis
                                    ________________________
                                    Notary Public

<Notary Stamp of:
Virginia M. Davis
Gerald M. Conder
466 South 500 East
Salt Lake City, UT 84102
My Commission Expires
November 18, 1999
State of Utah>